CanAlaska Ventures Ltd.

TSX.V – CVV    OTCBB – CVVLF

Toll Free 1.800.667.1870

www.canalaska.com

JOINT AIRBORNE GRAVITY SURVEY

WEST MCARTHUR PROJECT, ATHABASCA BASIN, SASKATCHEWAN

FOR IMMEDIATE RELEASE

News Release

Highlights:

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Second West McArthur airborne survey contract signed

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4,750 line km of high resolution gravity-gradiometry survey

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Cost sharing with adjacent Cogema properties

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Previous MEGATEM II™ survey outlined six target areas

Vancouver, BC, September 22, 2005 – CanAlaska Ventures Ltd. is pleased to announce that it will be jointly funding with Cogema Resources Inc., a subsidiary of Areva Group, an airborne survey using BHP Billiton's Falcon™ high-resolution airborne gravity-gradiometry system, over properties immediately to the west of the McArthur River uranium mine.

The Company has previously flown a deep penetrating electromagnetic MEGATEM II™ survey over its land position in this area.  This survey was successful and gave the Company detailed information on six conductive target zones on its extensive land position.

News Release

September 22, 2005

Four of these were previously unknown. The "unconformity" target in this area is between 500 and 900 metres in depth, well beyond the penetration depth capabilities of previous survey technology. The Company is currently carrying out ground follow-up programs on these targets.

BHP Billiton's “Falcon™” high-resolution airborne gravity-gradiometry system measures very subtle changes in the earth's gravitational field while simultaneously collecting magnetic and radiometric data. This data will be used to enhance drill target areas. The survey will commence on aircraft availability.

On behalf of the Board of Directors	Investor Contact Emil Fung, Tel: 604.685.1870 Toll Free: 1.800.667.1870 Email: ir@canalaska.com

Peter Dasler, President

The TSX Venture has not reviewed and does not accept responsibility for the adequacy or accuracy of this release:  CUSIP#137089108.

This news release contains certain "Forward-Looking Statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the Company's documents filed from time to time with the British Columbia Securities Commission and the United States Securities & Exchange Commission.

News Release

September 22, 2005